UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2015

KBS REAL ESTATE INVESTMENT TRUST III, INC.
(Exact Name of Registrant as Specified in Its Charter)
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Maryland	000-54687	27-1627696
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(Address of principal executive offices)

Registrant's telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
Acquisition and Related Financing of The Almaden
On September 23, 2015, KBS Real Estate Investment Trust III, Inc. (the “Company”), through an indirect wholly owned subsidiary (the “Buyer”), acquired an office property consisting of three office buildings containing an aggregate of 416,127 rentable square feet located on approximately 5.8 acres of land in San Jose, California (“The Almaden”). The seller is not affiliated with the Company or KBS Capital Advisors LLC, the Company’s advisor (the “Advisor”).
The purchase price of The Almaden was $150.0 million plus closing costs. The Company funded the purchase of The Almaden with proceeds from The Almaden Mortgage Loan (defined below) and proceeds from its now-terminated primary initial public offering.
The Almaden was constructed between 1980 and 1981 and renovated in 2006.  As of September 23, 2015, The Almaden was 94% leased to 54 tenants with a weighted-average remaining lease term of 3.9 years.
On September 23, 2015, in connection with the acquisition of The Almaden, the Buyer entered into a mortgage loan with an unaffiliated lender for borrowings of up to $84.8 million secured by The Almaden (“The Almaden Mortgage Loan”). At closing, $76.1 million of the loan was funded and the remaining $8.7 million is available for future disbursements to be used for tenant improvements, leasing commissions and capital improvements, subject to terms and conditions contained in the loan documents. The Almaden Mortgage Loan matures on October 1, 2016, with two six-month extensions options, subject to certain terms and conditions contained in the loan documents, and bears interest at a floating rate of 175 basis points over one-month LIBOR. Monthly payments are interest-only with the entire unpaid principal balance and all outstanding interest and fees due at maturity. The Buyer has the right to repay the loan in part or in whole at any time subject, in certain circumstances, to certain fees, expenses and conditions, all as described in the loan documents.
KBS REIT Properties III, LLC (“REIT Properties III”), an indirect wholly owned subsidiary of the Company, is providing a guaranty of up to 45% of the outstanding balance, plus certain other sums, under The Almaden Mortgage Loan. REIT Properties III is also providing a guaranty with respect to any costs, expenses, losses, damages, penalties, claims or other obligations incurred or suffered by the lender as a result of certain intentional actions committed by the Company, the Advisor, REIT Properties III, the Buyer and/or any other affiliate of the Company or REIT Properties III in violation of the loan documents. REIT Properties III is also providing a guaranty of the principal balance and any interest or other sums outstanding under the The Almaden Mortgage Loan in the event of certain bankruptcy or insolvency proceedings involving the Buyer or REIT Properties III.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST III, INC.

Dated: September 23, 2015	BY:	/s/ Jeffrey K. Waldvogel
Jeffrey K. Waldvogel
Chief Financial Officer